Exhibit 1.1

16,000,000 Shares

Cyclacel Group plc

Ordinary Shares, nominal value £0.01 per share
in the form of Ordinary Shares or American Depositary Shares

UNDERWRITING AGREEMENT

July    , 2004

July    , 2004

Morgan Stanley Securities Limited

SG Cowen & Co., LLC

As Joint Global Coordinators

c/o Morgan Stanley Securities Limited

25 Cabot Square

Canary Wharf

London

E14 4QA

Morgan Stanley & Co. International Limited

As Sponsor

25 Cabot Square

Canary Wharf

London

E14 4QA

Dear Sirs and Mesdames:

Cyclacel Group plc, a public limited company incorporated under the laws of England and Wales (the “Company”), proposes to allot and issue to subscribers procured by the several Underwriters named in Schedule I hereto (the “Underwriters”) or, failing which, to the Underwriters an aggregate of 16,000,000 of its ordinary shares, each with a nominal value of 1 pence per share (the “Firm Shares”). The Company also proposes to allot and issue to subscribers procured by the several Underwriters not more than an additional 2,400,000 of its ordinary shares, each with a nominal value of 1 pence per share (the “Additional Shares”) if and to the extent Morgan Stanley Securities Limited, as stabilizing agent, has determined to exercise, on behalf of the Underwriters, the option granted to the Underwriters in Section 5 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”.  The ordinary shares, nominal value £0.01 of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares”.

The Company has appointed Morgan Stanley & Co. International Limited (the “Sponsor”), as sole sponsor, in relation to applications by the Company to the U.K. Listing Authority (the “UKLA”) to admit the Ordinary Shares to the Official List of the UKLA (the “Official List”) and to London Stock Exchange plc (the “London Stock Exchange”) to admit the Ordinary Shares to trading on its market for listed securities.  “Admission” means admission to the Official List of all the Ordinary Shares in issue at the date of such Admission and admission to trading on the market for listed securities of the London Stock Exchange of all the Ordinary Shares in issue at the date of such admission.  Any reference herein to Admission becoming effective is to be construed in accordance with paragraph 7.1 of the UKLA Listing Rules and paragraph 2.1 of the Admission and Disclosure Standards made by the London Stock Exchange (as applicable).

As Joint Global Coordinators, you may elect on behalf of the Underwriters to take delivery of any portion of the Shares in the form of Ordinary Shares or American Depositary Shares. The American Depositary Shares (the “ADSs”) are to be issued pursuant to a Deposit Agreement dated as of July     , 2004 (the “Deposit Agreement”) among the Company, Bank of New York, as Depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the American Depositary Shares. Each American Depositary Share will initially represent the right to receive 4 Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares and a registration statement relating to the American Depositary Shares corresponding to the Shares. The registration statement relating to the Shares as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”.  The registration statement relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADR Registration Statement”.  If the Company has filed abbreviated registration statements to register additional Ordinary Shares and additional American Depositary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statements”), then any reference herein to the term “Registration Statement” and the ADR Registration Statement shall be deemed to include the corresponding Rule 462 Registration Statement.

Two forms of offering document are to be used in connection with the offering of the Shares, the first relating to the offering of Shares in the United States (the “U.S. Offering”), and the second relating to the offering of Shares outside the United States (the “International Offering”, and together with the U.S. Offering, the “Offering”).  The offering documents will contain substantially identical information except that the second will contain additional information required by the UKLA or which is otherwise customarily disclosed in the United Kingdom.  The offering document in the form first used to confirm sales of the Shares in the United States and filed with the Commission pursuant to Rule

424(b) under the Securities Act, is hereinafter referred to as the “U.S. Prospectus”.  The offering document issued in connection with the International Offering, whether in the preliminary form dated July 2, 2004 or in the final form to be published as listing particulars relating to the Company under Section 79 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”) and any amendments or supplements thereto published by the Company in connection with the International Offering are hereinafter together referred to as the “International Prospectus”.  Except as the context may otherwise require, references hereinafter to any “Prospectus”, whether in preliminary or final form, and whether as amended or supplemented, shall include each of the U.S. Prospectus and International Prospectus.

1.       Representations and Warranties of the Company and the Executive Directors. The Company and each of the directors listed in Part (i) of Schedule II (the “Executive Directors”, and together with each of the directors listed in part (ii) of Schedule II (the “Non-Executive Directors”), the “Directors”), severally and not jointly represent and warrant (in the case of Executive Directors jointly but not jointly and severally) to and agree with each of the Underwriters and the Sponsor that:

(a)           The Registration Statement and the ADR Registration Statement have each become effective; no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement is in effect, and no proceedings for such purpose are pending before or, so far as the Company and the Executive Directors are aware, threatened by the Commission.

(b)           (i) Each of the Registration Statement and the ADR Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADR Registration Statement and the U.S. Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the U.S. Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the U.S. Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)           The Company has applied to the UKLA for approval of the International Prospectus.  The International Prospectus contains all particulars and information required by, and the issue or publication of the International Prospectus will comply in all respects with, the Companies Act of 1985 of England and Wales (the “Companies Act”), the FSMA, the listing rules made by the UKLA pursuant to Part VI of the FSMA (the “Listing Rules”) the rules and regulations of the London Stock Exchange and, so far as the Company is aware, all other relevant statutes and regulations in all jurisdictions that have been notified by the Joint Global Coordinators to the Company as jurisdictions where the Underwriters plan to offer the Shares and there is no information which has not been disclosed in the International Prospectus (a) the omission of which makes any statement therein misleading in any material respect or which, in the context of the International Offering, is material for disclosure therein or (b) which investors and their professional advisers would reasonably require, and reasonably expect to find in the International Prospectus, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company and of the rights attaching to the Company’s shares, having regard to the matters referred to in Section 80(4) of the FSMA, or (c) which, together with any information otherwise disclosed in writing to the UKLA through the Sponsor which, on the basis of discussions with its advisers, the Company believes should be taken into account by the UKLA in considering the application for listing of the Ordinary Shares.  The International Prospectus does not, as of its date, and will not, as of Admission, contain an untrue or misleading statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and all expressions of opinion, intention or expectation on the part of the Company, its directors or management contained in such document are fairly and honestly held and have been made on reasonable grounds after due and careful consideration and inquiry and all expressions of opinion, intention or expectation attributed to any other person or persons are considered by the Company and the directors to be fair and not misleading.  The formal notice published in accordance with admission of the Company’s Ordinary Shares to the Official List complies with the Listing Rules.

(d)           All statements made in writing by or on behalf of and with the knowledge of the Company in connection with any application to the UKLA for certain information to be omitted from the International Prospectus are true and accurate in all material respects and are not materially misleading and there are no material facts which have not been disclosed to the UKLA in connection therewith which by their omission make any such statements misleading in any material respect or which, on the basis of discussions with its advisers, the Company considers are material for disclosure to the UKLA.

(e)           The audited consolidated balance sheet of Cyclacel Limited (“Cyclacel”) for the 3 years ended March 31, 2003, the 9 months ended December 31, 2003 and the 3 months ended March 31, 2004 and the audited consolidated profit and loss account of Cyclacel and its subsidiaries for the financial year or periods, as the case may be, ended on such dates (including the notes thereto) in each case as presented on pages     to     of the International Prospectus (the “Accounts”) have been prepared in accordance with the Companies Act and (except to the extent (if any) disclosed therein) generally accepted accounting principles, standards or practice consistently applied in the United Kingdom and give a true and fair view of the state of affairs of Cyclacel and its subsidiaries as at those dates and the profit or loss of Cyclacel and its subsidiaries for the financial year or periods, as the case may be, to those dates.  The selected financial data derived from the Consolidated Financial Statements (as defined below) and included in the International Prospectus present fairly and in all material respects the information shown therein and has been properly and accurately derived from such Consolidated Financial Statements.

(f)            The consolidated balance sheets of the Company as at March 31, 2003, December 31, 2003 and March 31, 2004 and related consolidated statements of operations, shareholders’ (deficit) equity and cashflows for the years ended 31 March, 2002 and 2003, the 9 months ended 31 December, 2002 and 2003 and the 3 months ended March 31, 2003 and 2004 as presented in the U.S. Prospectus (the “Consolidated Financial Statements”) present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated, and the consolidated results of operations and cashflows of the Company and its consolidated subsidiaries for the period specified, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America applied on a consistent basis throughout the periods involved, except as described therein; the selected financial data derived from such Consolidated Financial Statements and included in the U.S. Prospectus present fairly in all material respects the information shown therein and has been properly and accurately derived from the Consolidated Financial Statements.

(g)           In relation to the long form report from Ernst & Young dated July    , 2004 (the “Long Form Report”) and in relation to any updates to such Long Form Report: (i) the information contained in the Long Form Report is true and accurate in all material respects; (ii) no material fact or matter has been omitted from the Long Form Report which renders it untrue, inaccurate or misleading in any material respect having regard to the scope within which the Long Form Report was prepared; (iii) all statements of opinion in the Long Form Report attributed to the Directors are truly and honestly held by them and are fairly based, having regard to the scope within which the Long Form Report was prepared, after making due and careful enquiries; and (iv) there are no statements of opinion contained therein and made by Ernst & Young or attributed to persons other than the Directors with which they do not agree, having regard to the scope within which the Long Form Report was prepared.

(h)           The cash flow and working capital projections contained in the working capital report from Ernst & Young dated July    , 2004 have been properly prepared after due and careful enquiry and take into account all material matters and sensitivities of which the Company is aware concerning the Company and each of its subsidiaries and the markets in which each of them is carrying on, or is expecting or proposing to carry on, business. All assumptions on which such projections are based are set out and fairly presented in the working capital report and are reasonable and, so far as the Company is aware, there are no other material assumptions, facts or circumstances which ought reasonably to have been taken into account which have not been taken into account in the preparation of such projections.

(i)            In the opinion of the Company, taking into account the existing bank facilities of the Company and its subsidiaries and the net proceeds of the Offering receivable by the Company, the working capital available to the Company and its subsidiaries is sufficient for the present requirements of the Company and its subsidiaries, that is for the next 24 months following the date of the International Prospectus.

(j)            The net proceeds of the Offering receivable by the Company, together with the existing resources of the Company and its subsidiaries, will be sufficient to meet the estimated funding requirements of the Company and its subsidiaries for the next 24 months following the date of the International Prospectus.

(k)           The Company has been duly incorporated, is validly existing as a public company limited by shares under the Companies Act,

has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a “Company Material Adverse Effect”).

(l)            The Ordinary Shares have been approved, or will have been approved on or before Admission, for admission to the Official List (subject only to their issue) and no such approval has, or will have on or before Admission, been suspended, withdrawn or terminated.

(m)          Application has been made for the Ordinary Shares to be admitted to trading on the market for listed securities of the London Stock Exchange.

(n)           The ADSs have been approved, or will have been approved on or before the Closing Date, for quotation on the Nasdaq National Market.

(o)           Each subsidiary of the Company has been duly incorporated, is validly existing as a private company limited by shares under the Companies Act, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Company Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and not subject to any call for payment of further capital and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(p)           Neither the Company nor any of its subsidiaries is (i) in violation of its respective constitutive documents, (ii) in default, and no event has occurred which, with notice or lapse of time or otherwise, would constitute such a default, in the due performance or observance of any material term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or decree of any court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or over their respective properties except, in the case of (ii) and (iii) only, for defaults or violations that would not result, singularly or in the aggregate, in a Company Material Adverse Effect.

(q)           This Agreement has been duly authorized, executed and delivered by the Company.

(r)            The authorized share capital of the Company conforms as to legal matters to the description thereof contained in the Prospectus and, except as described in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options, or agreements to grant warrants, rights or options, to purchase from the Company or to subscribe for, or obligations of the Company to issue, any shares in its capital or any securities that share in the net profits of the Company or are entitled to any proceeds upon the liquidation of the Company.

(s)           The Ordinary Shares outstanding prior to the issuance of the Firm Shares have been duly authorized and are validly issued, fully paid and not subject to any call for the payment of further capital or any preemptive or similar rights.

(t)            The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and will not be subject to any call for the payment of further capital, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(u)           The Deposit Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company.

(v)           ADRs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.

(w)          The Deposit Agreement, the American Depositary Shares and the ADRs conform as to legal matters to the description thereof contained in the Prospectus.

(x)            The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of applicable U.K. or U.S. law or the memorandum and articles of association of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as have been or are, prior to Admission, to be obtained under the Securities Act or the FSMA, such as may be required by the securities or Blue Sky laws of the various states of the United States, or such as may be required by the National Association of Securities Dealers, Inc. in connection with the offer and sale of the Shares.

(y)           There has not occurred any significant change, or any development that could reasonably be expected to result in a significant change, in the financial or trading position of the Company and its subsidiaries, taken as a whole, since March 31, 2004 to the date of the Prospectus.

(z)            There has not occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(aa)         Neither the Company nor any of its subsidiaries has any claims outstanding against it or is engaged in any litigation, arbitration, prosecution, investigation, enquiry or other legal proceeding, nor is any such proceeding pending or threatened against the Company or any of its subsidiaries, nor is there any claim or any fact likely to give rise to a claim, which in any such case individually or collectively may have or has had during the 12 months preceding the date of the Prospectus a significant effect on the business or financial position of the Company and its subsidiaries taken as a whole or which individually or collectively are material for disclosure in the context of the Offering.

(bb)         There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(cc)         Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(dd)         The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ee)         The Company and its subsidiaries (i) are in compliance with any and all applicable United Kingdom, United States and other national, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, result in a Company Material Adverse Effect.

(ff)           There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, result in a Company Material Adverse Effect.

(gg)         Save as disclosed in the Prospectus in “Related Party Transactions — Registration Rights Agreement”, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(hh)         Under the current laws and regulations of the United Kingdom, all dividends and other distributions declared and payable on Ordinary Shares in cash may be freely transferred out of the United Kingdom and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the United Kingdom; and all such dividends and other distributions will not be subject to withholding or value added tax under the laws and regulations of the United Kingdom.

(ii)           Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short term debt or long term debt of the Company and its subsidiaries.

(jj)           The Company and its subsidiaries have good and marketable title to all personal property (other than such property as is covered in (kk)) owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. The Company and its subsidiaries do not own any real property; any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(kk)         The Company and its subsidiaries own, possess, or have the right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them or to be operated by them as contemplated by the prospectus, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Company Material Adverse Effect.

(ll)           No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent that could result in a Company Material Adverse Effect.

(mm)       The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Company Material Adverse Effect.

(nn)         The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate United Kingdom, United States or other national, state or local regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, except to the extent that the failure to possess any such certificates, authorizations and permits, singly or in the aggregate, would not result in a Company Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Company Material Adverse Effect.

(oo)         The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that, and a reasonable basis for its Directors to make proper judgements as to, the financial position and prospects of the Company and its subsidiaries and in particular that, but without limitation, (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the relevant generally accepted accounting principles and to maintain asset accountability; (iii) the unauthorized acquisition, use or disposal of assets that could have a material effect on the financial statements is prevented or timely detected.

(pp)         Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any  Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(qq)         Except as described in the Prospectus, the clinical trials and the human and animal studies that are described in the Prospectus were and, if still pending, are being, conducted (to the knowledge of the Company with respect to such studies conducted by or on behalf of third parties) in accordance in all material respects with standard medical and scientific research procedures.

(rr)           In relation to the report from D Young & Co contained in the International Prospectus (the “Patent Agents’ Report”): (i) all information requested by D Young & Co for the purposes of preparing the Patent Agents’ Report has been supplied or made available by the Company and its subsidiaries; (ii) all such information was when given and remains true, complete and accurate in all material respects; (iii) the information contained in the Patent Agents’ Report is true, complete and accurate in all material respects; (iv) no material fact or matter has been omitted from the Patent Agents’ Report which renders it untrue, inaccurate or misleading in any material respect; and (v) there are no statements of opinion contained therein and made by D Young & Co or attributed to persons other than the Directors or the Company with which the Directors or the Company do not agree.

(ss)         In relation to the report from Cambridge Consultants Ltd contained in the International Prospectus (the “Independent Expert’s Report”): (i) the factual information contained in the Independent Expert’s Report is true and accurate in all material respects; (ii) no material fact or matter has been omitted from the Independent Expert’s Report which renders it untrue, inaccurate or misleading in any material respect; and (iii) except to the extent that the Company and/or the Directors have notified such statements to the attention of the Underwriters and the Sponsor, in writing, there are no statements of opinion contained therein and made by Cambridge Consultants Ltd or attributed to persons other than the Directors or the Company with which the Directors or the Company do not agree.

(tt)           The Directors are aware of the provisions of the Combined Code contained in the Listing Rules and, save as disclosed in the Prospectus in “Management — Committees of the Board of Directors/Corporate Governance — Compliance with the Combined Code”, intend to comply with its provisions following Admission.

(uu)         The verification notes prepared in connection with the Prospectus (i) have been approved by persons having appropriate knowledge and responsibility to enable them properly to approve such notes; (ii) have been approved in good faith; and (iii) together with any information contained or referred to therein, are true and accurate in all material respects and no material fact has been omitted.

2.       Representations and Warranties of the Executive and Non-Executive Directors.  Each of the Directors represents and warrants, severally and not jointly, and agrees with each of the Underwriters and the Sponsor that:

(a)           the information regarding such Director set out in the Prospectus is true and accurate in all material respects and not misleading;

(b)           there is no information not disclosed in the Prospectus regarding such Director which makes any statement in the Prospectus regarding such Director misleading, untrue or inaccurate;

(c)           there is no information of which such Director is aware concerning his present or past interests or activities which might reasonably be considered material in the context of the Offering and which has not been disclosed in writing to the Underwriters and the Sponsor or in the Prospectus;

(d)           the interests of such Director (if any) in the share capital of the Company and in agreements or arrangements with the Company or any of its subsidiaries are fairly and accurately described in the Prospectus.

3.       Representations and Warranties Generally. (a) The representations and warranties given pursuant to Section 1 and Section 2 are given as at the date of this Agreement and shall be deemed to be repeated as at and on the date that any supplementary prospectus in connection with the Offering is published by the Company and as at Admission on the Closing Date, as the case may be, by reference to the facts and circumstances then existing.  Any party who is deemed to repeat such representations and warranties on such dates pursuant to this Section 3 shall disclose in the relevant certificate referred to in Section 8(c)if it, he or she is unable to repeat any of the relevant representations and warranties on such dates (but the receipt of such certificates by the Underwriters and the Sponsor shall not, for the avoidance of doubt, constitute a waiver of a party’s obligation to repeat such representations and warranties on such dates).

(b)           Where any of the representations and warranties are qualified by a reference to awareness and/or knowledge and/or information and/or belief that reference shall be deemed to include a statement to the effect that it has been given after making due and careful enquiries.

4.       Limitation on Liability of Directors.  (a) Each Executive Director shall only be liable in relation to the representations and warranties referred to in Section 1 and Section 2 (including where such representations and warranties are deemed repeated or confirmed to be true, accurate and correct in all respects as at and on the date that any supplementary prospectus is published by the Company and as at Admission on the Closing Date, as the case may be, as though they had been given and made on such date by virtue of Section 3 or by virtue of delivering a certificate referred to in Section 8(c)) to the extent he or she knew, or reasonably ought to have known after making due and careful enquiries, of the subject matter giving rise to the claim for breach of representations and warranties.

(b)           Each Non-Executive Director shall only be liable in relation to the representations and warranties set out in Section 2 (including where such representations and warranties are deemed repeated or confirmed to be true, accurate and correct in all respects as at and on the date that any supplementary prospectus is published by the Company and as at Admission on the Closing Date as though they had been given and made on such date by virtue of Section 3 or by virtue of delivering a certificate referred to in Section 8(c) to the extent he knew or reasonably ought to have known after making due and careful enquiries of the subject matter giving rise to the claim for breach of representations and warranties.

(c)           The aggregate liability of the Executive Directors (on a joint but not joint and several basis) for any claims under the representations and warranties in Section 1, when taken together with any claim for which any of the Executive Directors is liable under Section 2, shall not exceed £615,798 to be apportioned pro rata as follows or in the event of a lesser claim to the relevant per cent. indicated:  £172,700 or 28% (in the case of Robert Jackson), £179,862 or 29% (in the case of Paul McBarron) and £263,236 or 43% (in the case of Spiro Rombotis).

(d)           The aggregate liability of each of the Non-Executive Directors (in their capacity as Non-Executive Directors) under the representations and warranties shall not exceed an amount equal to the aggregate gross annual remuneration (including salary, fees and any bonus) paid by the Company and its subsidiaries, to the relevant Non-Executive Director in respect of the 12 months ending on the date of this Agreement.

(e)           The limitations in this Section 4 shall not apply in relation to any breach of representation or warranty resulting from fraud, bad faith or wilful default on the part of the person for whose benefit the limitation would otherwise have applied.

5.       Agreements to Issue and Subscribe. The Company hereby agrees to issue and allot to subscribers procured by the Underwriters  or, failing which, to the several Underwriters and each Underwriter, upon the basis of the representations and warranties herein contained but subject to the conditions and undertakings hereinafter stated, agrees, severally and not jointly, to procure subscribers for or, failing which, to subscribe for the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at        pence per Share or $        per American Depositary Share, as the case may be (the “Offer Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms, conditions and undertakings, the Company agrees to issue and allot to subscribers procured by or to the several Underwriters the Additional Shares, and the Underwriters shall have the right to procure subscribers for or, failing which, to subscribe for, severally and not jointly, up to 2,400,000 Additional Shares at the Offer Price (the “Over-Allotment Option”).  Morgan Stanley Securities Limited, as stabilizing agent, on behalf of the Underwriters may exercise the Over-Allotment Option, in whole or from time to time in part by giving written notice not later than 30 days after Admission, to cover short positions resulting from over-allotments, if any, made, and stabilization transactions performed, in connection with the offering of the Shares outside the United States and to cover short positions resulting from over-allotments, if any, made in connection with the offering of the Shares in the United States.  The portion of the Over-Allotment Option applicable for sales in the United States may not exceed 15% of the total number of shares sold in the United States before the exercise of the Over-Allotment Option.  Any exercise notice shall specify the number of Additional Shares to be subscribed by subscribers procured by the Underwriters or by the Underwriters, the number of Additional Shares to be allotted and issued by the Company and the date on which such shares are to be subscribed. Each such date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  On each day, if any, that Additional Shares are to be subscribed for (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to procure subscribers for or to subscribe for the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be subscribed for on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

As compensation to the Underwriters for their commitments hereunder, the Company will pay to the Joint Global Coordinators (for themselves and on behalf of the other Underwriters) on the Closing Date and on each Option Closing Date, as the case may be, an underwriting discount and commission of 7% of the product of the Offer Price and the aggregate number of Firm Shares, or Additional Shares to be allotted and issued on any such Option Closing Date, as the case may be.  The Joint Global Coordinators may accept payment of the underwriting discount and commission by offsetting the amount thereof against payment of the Offer Price for the Firm Shares or Additional Shares, as the case may be.

All sums payable by the Company under this Agreement shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the Company shall pay such additional amount as shall be required to ensure that the net amount received by the payee will equal the full amount which would have been received by it had no such deduction or withholding been made.  If the recipient of such a payment receives a credit for or refund of any tax payable by it by reason of any deduction or withholding for or on account of tax then it shall reimburse to the Company such part of such additional amounts paid to it pursuant to this Section 5 as will leave the recipient (after such reimbursement) in no better and no worse position than it would have been if the Company had not been required to make such deduction or withholding.  To the extent not offset against payment of the Offer Price, all such sums will be payable within 30 days of presentation of an invoice by the payee, and shall carry interest at a rate equal to LIBOR plus 1% compounded quarterly until payment.

If any sum payable by the Company under this Agreement, other than any fees or commission payable under this Section 5, shall be subject to taxation in the hands of the payee or taken into account as a receipt in computing the taxable profits or losses of the payee, the sum payable shall be increased to such sum as will ensure that after payment of any taxation which would not have arisen but for that sum, the payee (after giving credit for any tax relief available to the recipient in respect of the losses, costs, expenses or other items giving rise to such payment) shall be left with a sum equal to the sum that it would have received in the absence of such taxation.

The Company hereby agrees that, without the prior written consent of the Joint Global Coordinators on behalf of the Underwriters, it will not, during the period ending 180 days after the date of Admission, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares; (ii) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares or American Depositary Shares to be sold hereunder or (B) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or the exercise of the rights of the Company or the holder of Ordinary Shares in the Company pursuant to article     of the Company’s articles of association or by way of bonus issues to holders of the Ordinary Shares outstanding prior to the issuance of the Firm Shares.  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

6.       Terms of U.S. Public Offering and U.K. Institutional Offering. The Company is advised by you that the Underwriters propose to make a public offering in the United States and an institutional offering in the United Kingdom of their respective portions of the Shares and ADSs as soon after the Registration Statement and this Agreement have become effective as in your judgement is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at             pence a Share and $            an American Depositary Share (the “Public Offering Price”).

You acknowledge that no action has been or will be taken in any jurisdiction, except for the United States, by the Company that would permit an offer to the public of the Shares, or possession or distribution of the Prospectus or any other offering or publicity materials relating to the Shares, in any country or jurisdiction where action for that purpose is required.

Each of the Underwriters, severally and not jointly, represents and warrants that:

(a)           it has not offered or sold and will not offer or sell any Ordinary Shares to persons in the United Kingdom prior to Admission except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the FSMA;

(b)           it has complied and will comply in all material respects with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offering and the Ordinary Shares in, from or otherwise involving the United Kingdom; and

(c)           it has complied and will comply with such requirements, practices and guidelines in any jurisdictions relevant to the Offering (other than, save as set out above, the United Kingdom) as are customarily complied with as a matter of best practice for an international bank soliciting investors or undertaking an offering in such jurisdiction.

7.       Payment and Delivery.  Payment for the Firm Shares shall be made to the Company, with respect to Shares to be sold in the form of Ordinary Shares, in British pound funds immediately available in London and with respect to Shares to be sold in the form of ADSs, in United States dollars, in Federal or other funds immediately available in London, to an account designated by the Company, against (i) delivery of such Firm Shares or (ii) such evidence as the Underwriters may request that proper book entries have been made with respect to such Firm Shares, in each case, for those respective accounts as directed by the Joint Global Coordinators on behalf of the several Underwriters by not later than 1:00 p.m., London time (2:00 p.m., London time in the case of payment for Shares delivered in the form of ADSs), on July    , 2004, or at such other time on the same or such other date, not later than July    , 2004, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company, with respect to Shares to be sold in the form of Ordinary Shares, in British pound funds immediately available in London and with respect to Shares to be sold in the form of ADSs, in United States dollars, in Federal or other funds immediately available in London, against (i) delivery of such Additional Shares or (ii) such evidence as the Underwriters may request that proper book entries have been made with respect to such Additional Shares, in each case, for those respective accounts as directed by the Joint Global Coordinators on behalf of the several Underwriters at 1:00 p.m., London time (2:00 p.m., London time in the case of Shares delivered in the form of ADSs), on the relevant Option Closing Date.

All Shares to be delivered at Admission on the Closing Date or at the Option Closing Date, as the case may be, shall be delivered through the book-entry facilities of CREST Co. (“CREST”) by the Company to the relevant CREST accounts of the subscribers procured by the Underwriters and in such amounts as are notified to the Company in advance by the Underwriters, or failing which, to CREST Account [nominee CREST Account number] for the account of subscribers procured by the Underwriters or, failing which, to the several Underwriters in such amounts and to such CREST accounts as are notified to the Company by them in advance, unless otherwise agreed.  All ADSs in respect of any of the Shares, and all ADRs evidencing such ADSs, to be delivered at Admission on the Closing Date or at the Option Closing Date, as the case may be, shall be delivered through the book-entry facilities of The Depository Trust Company (“DTC”) by the Company to the Joint Global Coordinators for the account of the Custodian or Depositary, unless otherwise agreed.  It is understood and agreed by the parties hereto that no delivery or transfer of ADSs or Shares to be issued and subscribed for under this Agreement at the Admission on Closing Date or at the applicable Option Closing Date, as the case may be, shall be effective until and unless payment therefor has been made pursuant to this Agreement and the Company shall have furnished or caused to be furnished to you at the Closing Date or at the applicable Option Closing Date, as the case may be, certificates and other evidence satisfactory to you of the execution in favor of subscribers procured by the Underwriters or, failing which, the several Underwriters, unless otherwise agreed, of the book-entry transfers.

Certificates may be delivered for the Firm Shares and the Additional Shares, or the corresponding ADRs in case delivery of any Shares in the form of ADSs has been elected, only with the prior written consent of the Joint Global Coordinators.  Any certificates delivered for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be.  Any certificates evidencing the Firm Shares and Additional Shares, or corresponding ADRs, shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the subscribers procured by the Underwriters or, failing which, the several Underwriters against payment of the Offer Price therefor.

8.       Conditions to the Sponsor’s Obligations and the Underwriters’ Obligations. The obligations of the Company to issue and allot the Firm Shares, the obligations of the Sponsor as described in Section 9 and the several obligations of the Underwriters to procure subscribers for or, failing which, to subscribe and pay for the Firm Shares on the Closing Date are subject to the conditions that the Registration Statement and the ADR Registration Statement each shall have become effective not later than 2 p.m. (New York City time) on the date hereof and the International Prospectus shall have been approved by the UKLA under the Listing Rules and shall have been delivered to the Registrar of Companies in London for registration as required by Section 83 of the FSMA by not later than 6pm on July    , 2004.

The obligations of the Sponsor and the several obligations of the Underwriters are subject to the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to Admission becoming effective on the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b)           Any supplementary prospectus which may be required pursuant to Section 81 of the FSMA or the Listing Rules to have been published prior to Admission, shall have been approved by the UKLA, shall have been duly delivered to the Registrar of Companies in accordance with Section 83 of the FSMA and shall have been published in accordance with the Listing Rules prior to Admission becoming effective on the Closing Date.

(c)           The Underwriters and the Sponsor shall have received prior to Admission becoming effective on the Closing Date, a certificate, dated the Closing Date and signed by an Executive Director of the Company, to the effect set forth in Section 8(a) above and to the effect that the representations and warranties of the Company, the Executive Directors and the Non-Executive Directors contained in this Agreement are true and correct as of Admission becoming effective on the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before Admission becoming effective on the Closing Date.

The Executive Director signing and delivering such certificate may rely upon the best of his or her knowledge, having made all due and careful enquiry, as to proceedings threatened.

(d)           The Joint Global Coordinators and the Sponsor are satisfied in their absolute discretion that the representations and warranties contained in, or referred to in, this Agreement are, and continue to be, true and accurate in all respects up to and including Admission becoming effective on the Closing Date by reference to the facts and circumstances subsisting as at Admission becoming effective on the Closing Date which the Joint Global Coordinators and the Sponsor consider to be material in the context of the Offering.

(e)           Admission shall have become effective by 8:00 a.m. (London time) on the Closing Date and by that time the ADSs shall have been duly approved for quotation on the Nasdaq National Market and by that time the Company shall have complied with its obligations under Chapter 5 of the Listing Rules as to the publication and availability of the International Prospectus.

(f)            The Depositary shall have furnished or caused to be furnished to the Underwriters prior to Admission becoming effective on the Closing Date evidence reasonably satisfactory to the Underwriters of the deposit with it of the Shares being so deposited against the issuance of ADRs evidencing the ADSs to be delivered on the Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(g)           The Underwriters and Sponsor shall have received prior to Admission becoming effective on the Closing Date opinions of Allen & Overy LLP, U.S. and U.K. counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B-1 hereto.

(h)           The Underwriters and Sponsor shall have received prior to Admission becoming effective on the Closing Date an opinion of D. Young & Co., U.K. patent counsel for the Company, dated the Closing Date to the effect set forth in Exhibit B-2.

(i)            The Underwriters and Sponsor shall have received prior to Admission becoming effective on the Closing Date an opinion of Lahive Cockfield, LLP, U.S. patent counsel for the Company, dated the Closing Date to the effect set forth in Exhibit B-3.

(j)            The Underwriters and Sponsor shall have received prior to Admission becoming effective on the Closing Date an opinion of Palmer & Dodge, LLP, U.S. patent counsel for the Company, dated the Closing Date to the effect set forth in Exhibit B-4.

(k)           The Underwriters and Sponsor shall have received prior to Admission becoming effective on the Closing Date an opinion of Foley Hoag LLP, U.S. F.D.A. counsel for the Company, dated the Closing Date to the effect set forth in Exhibit B-5.

(l)            The Underwriters and Sponsor shall have received by Admission becoming effective on the Closing Date an opinion of Davis Polk & Wardwell, U.S. counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit B-6.

(m)          The Underwriters shall have received prior to Admission becoming effective on the Closing Date an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary to the effect set forth in Exhibit B-7:

The opinions described in Sections 8(g), 8(h), 8(i), 8(j), 8(k) and 8(m) above shall be rendered to the Underwriters and the Sponsor at the request of the Company and shall so state therein.

(n)           The Underwriters and Sponsor shall have received, on each of the date hereof and prior to Admission becoming effective on the Closing Date, as the case may be, letters dated the date hereof or the Closing Date, as the case may be, and in a form agreed with the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters and the Sponsor with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and requirements under the Listing Rules; provided that the letter delivered prior to Admission becoming effective on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(o)           The “lock-up” agreements, each substantially in the respective forms of Exhibit A-1 between you and the executive directors listed in Schedule II, Exhibit A-2 between you and the non-executive directors and senior management of the Company listed in Schedule III or Exhibit A-3 between you and the shareholders, option holders and warrant holders of the Company listed in Schedule IV, as the case may be, relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect as at Admission becoming effective on the Closing Date.

(p)           The stock lending agreement, substantially in the form of Exhibit C hereto, shall have been executed and delivered by           on the date hereof and shall be in full force and effect as at Admission becoming effective on the Closing Date.

(q)           CT Corporation System shall have been appointed and shall have accepted its appointment as agent for service of process as specified in Section 18 hereof prior to Admission becoming effective on the Closing Date.

(r)            The publication of a press announcement, which is in a form satisfactory to the Sponsor, through a regulatory information service listed in Schedule 12 of the listing rules made by the UKLA under Part VI of FSMA (“Regulatory Information Service”) as soon as practicable after 7.00 a.m. London time, on the Closing Date and the authorization of such publication by the Company.

The several obligations of the Underwriters to procure subscribers for or, failing which, to subscribe for Additional Shares and the obligations of the Sponsor hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

9.       Covenants of the Company. In further consideration of the agreements of the Sponsor and the Underwriters herein contained, the Company covenants with the Sponsor and each Underwriter as follows:

(a)           To furnish to you, without charge, five signed copies of each of the Registration Statement and the ADR Registration Statement (including in each case exhibits thereto) and for delivery to each other Underwriter a conformed copy of each of the Registration Statement and the ADR Registration Statement (in each case without exhibits thereto) and to furnish to you in London, without charge, prior to 10:00 a.m. London time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 9(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the ADR Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Sponsor or Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters or the

Sponsor, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and/or the UKLA (as applicable) and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.  Without prejudice to the generality of the foregoing, the Company shall comply with Section 81 of the FSMA and will promptly (i) notify the Sponsor and the Underwriters if circumstances arise which require or may require the publication of any supplementary prospectus in accordance with Section 81 of the FSMA; (ii) consult with the Sponsor and the Underwriters as to the contents of any supplementary prospectus and comply with all reasonable requirements of the Sponsor or the Underwriters in relation thereto; and (iii) publish such supplementary prospectus in such manner as may be required by the Listing Rules. If a supplementary prospectus is published, representations and warranties relating to the International Prospectus given pursuant to Section 1 shall be deemed to be repeated on the date of publication of such supplementary prospectus and when so repeated shall be read and construed as if the references therein to the International Prospectus meant the International Prospectus when read together with such supplementary prospectus.

(d)           To endeavor to qualify the Shares and the corresponding American Depositary Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not so qualified or to subject itself to taxation in respect of any jurisdiction in which it is not otherwise so subject.

(e)           To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 2005 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f)            Prior to the Closing Date and any Option Closing Date, as the case may be, to make Shares available to the Depositary in accordance with the provisions of this Agreement and the Deposit Agreement, and otherwise to comply with this Agreement and the Deposit Agreement so that the appropriate number of ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered at such date.

(g)                                 The Company undertakes to use all reasonable endeavors to procure the fulfilment of the conditions set out in Section 8 by the times and dates stated therein.

(h)                                 The Company undertakes to provide such information, supply such documents, pay such fees, give such undertakings and do all such acts and things as may reasonably be required to enable Admission to become effective.

(i)                                     Subject to the approval of the International Prospectus by the UKLA in accordance with the Listing Rules, the Company shall procure delivery to the Registrar of Companies of a copy of the International Prospectus for registration as required by Section 83 of the FSMA.

(j)                                     Subject to compliance with the provisions of Section       , the Company shall make available copies of the International Prospectus at its registered office and at the Document Viewing Facility of the UKLA for such periods as may be required by the Listing Rules and otherwise as described in the International Prospectus.

(k)                                  The Company shall make publicly available copies of all documents stated in the International Prospectus as being available for inspection at the address stated therein until at least fourteen days from the date hereof.

(l)                                     The Company shall give all such assistance and provide all such information as the Sponsor or the Underwriters may reasonably require for the making and implementation of the Offering and will do (or procure to be done) all such things and execute (or procure to be executed) all such documents as may be reasonably necessary or desirable to be done or executed by the Company or by its officers, employees or agents in connection therewith.

(m)                               The Company undertakes to use all reasonable endeavors to ensure that the Ordinary Shares are admitted to the CREST System as participating securities as soon as practicable following the date hereof (or such later time and/or date as the Underwriters and Sponsor may agree).

(n)                                 The Company and the Directors undertake to notify the Underwriters and the Sponsor promptly of any information of which it is or becomes, or they are or become, aware at any time up to Admission becoming effective which would, or is likely to, indicate that the representations and warranties of the Company and the Directors contained in this Agreement are not, or have ceased to be, true and accurate or are or have become misleading (or would not be true and accurate or would be misleading if repeated immediately prior to Admission becoming effective on the Closing Date in each case in any material respect.  The Company and the Directors undertake to make due and careful enquiries to ascertain whether any of the representations and warranties were, or if so repeated would be, breached or untrue or inaccurate or misleading.

(o)                                 Subject to the satisfaction of the condition set out in Section        , at or as soon as practicable after 7:00 a.m. London time on the date of Admission the Company shall release the press announcement in agreed form between the Sponsor and the Company to a Regulatory Information Service and the press.

10.              Appointment as Sponsor.  (a) The Company confirms that the Sponsor has been appointed by it to act: as sponsor under the Listing Rules in connection with the application for listing of the Shares by the UKLA, as its nominated representative in connection with the application for Admission and confirms its acceptance of such appointment, on and subject to the terms and conditions of this Agreement.

(b)                                 The Company confirms that the appointments described in Section 10(a) confer on the Sponsor all powers, authorities and discretions on behalf of the Company which are necessary for, or reasonably incidental to the performance of, its appointments including, without limitation, the application for listing the Shares in the United Kingdom. The Company shall ratify and confirm (whether before or after the termination of this Agreement) everything which the Sponsor lawfully does or has done in carrying out or exercising such appointments, powers, authorities and discretions and shall approve all documents which the Sponsor has executed or shall execute in exercise of such powers, authorities and discretions, in each case whether done before or after the date of this Agreement.

(c)                                  The Company acknowledges that, notwithstanding the appointment pursuant to Section 10(a), the Sponsor (or its sub-agents or delegates) has, prior to the date of this Agreement and in anticipation of the proposed Listings, undertaken various acts in all respects as if the

Sponsor had been so appointed.  Accordingly, the Company agrees that the provisions of this Agreement (including, without limitation, Section 10(h) and Section 10(i)) shall apply in respect of the Sponsor’s lawful actions in anticipation of the proposed Listings whether before or after the date of this Agreement.

(d)                                 The Company acknowledges that the Sponsor’s responsibilities as sponsor in relation to the admission to listing of the Shares by the UKLA are owed solely to the UKLA and that by agreeing to act as sponsor or in any other capacity in relation to the appointments described in Section 10(a), no duties or obligations are extended to any other person, including any of the parties to this Agreement except where expressly stated in this Agreement or as provided by law.

(e)                                  The Sponsor shall take reasonable steps to assist the Company in obtaining: (i) formal approval of the International Prospectus pursuant to the Listing Rules; (ii) Admission; and (iii) admission of the Shares as participating securities in CREST.

(f)                                    The Company irrevocably authorizes the Sponsor to give to CRESTCo Limited, any registrar of the Company’s Ordinary Shares, any depositary of the Company’s Ordinary Shares or any similar persons any instructions consistent with this Agreement and the Prospectus which the Sponsor reasonably considers to be necessary for or incidental to the Listings or for otherwise giving effect to this Agreement.

(g)                                 The Company shall ensure that the Sponsor receives promptly on request all necessary documents the Sponsor may reasonably require pursuant to the appointment made under Section 10(a) or to satisfy the requirements of the UKLA or the London Stock Exchange or any other applicable legal or regulatory requirements in connection with the Admission.

(h)                                 Subject to the provisions of this Section 10(h), the Company (an “Indemnifying Party”) shall indemnify the Sponsor and each affiliate of the Sponsor against:

(i)                           all claims, actions, proceedings, investigations, demands, judgments and awards (together “Claims”) which may be instituted, made, threatened or alleged against or otherwise involve the Sponsor; and

(ii)                        all losses, liabilities, damages, costs, charges and expenses (together “Losses”) which may be suffered or incurred by the Sponsor,

in connection with or arising out of the services rendered or duties performed by the Sponsor under this Agreement or otherwise in connection with the making or implementation of the Offering, in each case whether done before or after the date of this Agreement, including (without limitation) all Losses which the Sponsor may incur in investigating, preparing, disputing or defending, or providing evidence in connection with, any Claim (whether or not the Sponsor is an actual or potential party to such Claim) or in establishing any Claim or mitigating any Loss on its part or otherwise enforcing its rights under this Section 10(h) which shall be additional and without prejudice to any rights which the Sponsor may have at common law or otherwise.

(i)                                     The indemnity in Section 10(h) shall extend (without limitation) to all Claims which may be instituted, made, threatened or alleged against or otherwise involve the Sponsor and to all Losses suffered or incurred by the Sponsor:

(i)                           as a person who has communicated or approved any financial promotion made in connection with the Offering for the purpose of Section 21 FSMA; or

(ii)                        in its capacity as sponsor to the Company’s application for admission of the Company’s shares to the Official List; or

(iii)                     in connection with or arising out of:

(A)                    the issue and publication of the Prospectus and/or any other documents relating to the Offering; or

(B)                      any breach or alleged breach by the Company of the representations, warranties or undertakings given by the Company and the Directors under Sections 1 and 2 or any other provision of this Agreement; or

(C)                      the failure or alleged failure by the Company, any of its subsidiaries or any of the Directors to comply with the Companies Act, the FSMA, the

Listing Rules, the rules and regulations of the London Stock Exchange or any other requirements of statute or regulation in relation to the Offering; or

(D)                     any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADR Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any press announcement issued by the Company in connection with the Offering, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(j)                                     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(h) or 10(i), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, that all such fees and expenses shall be reimbursed as they are incurred and such firm shall be designated in writing by the Sponsor, in the case of parties indemnified pursuant to Section 10(h) and Section 10(i). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(k)                                  The indemnity provisions contained in Section 10(h) and Section 10(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or the Sponsor, any person controlling any Underwriter or the Sponsor or any affiliate of any Underwriter or the Sponsor or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(l)                                     No Claim shall be made against the Sponsor by any Indemnifying Party to recover any Losses incurred by the Indemnifying Party in connection with or arising out of the services rendered or duties performed by the Sponsor under this Agreement or otherwise in connection with the making or implementation of the Offering unless and to the extent that they are finally judicially determined to have arisen (a) primarily as a result of the negligence, wilful default or bad faith of the Sponsor (in each case otherwise than in relation to the circumstances in connection with or arising out of Section 10(i)(iii)(B) and 10(i)(iii)(D)) or (b) a material breach by the Sponsor of the FSMA or under the regulatory system (as defined in the rules of the United Kingdom’s Financial Services Authority).  No liability is excluded in the case of fraud.

11.              Stabilization.  In connection with the Offering, the Underwriters may, to the extent permitted by applicable laws and regulations, at their discretion, effect stabilization transactions.  For the purposes of this Section 11, the term “stabilization transaction” means any of the following activities which may be (but need not be) carried out by Morgan Stanley Securities Limited, as stabilizing agent, or its agents: (a) offering Shares in excess of the aggregate number of Firm Shares; (b) over-allocating Shares under the Offering or otherwise; (c) creating a short position in respect of the Shares; (d) itself or through its agents, effecting transactions in Shares or other securities (including derivatives) in any securities market or over-the-counter market or on any stock exchange or otherwise with a view to stabilizing or maintaining the price of the Shares or other securities at a level which might not otherwise prevail in the open market; (e) hedging any positions in the Shares or other securities and cover or close-out or liquidate any such positions or hedging transactions (including, for the avoidance of doubt, by making sales of Shares or other securities); or (f) in order to effect or facilitate any such transactions of the kind referred to in sub-paragraphs (d) and (e), borrow in the name or for the account of Morgan Stanley Securities Limited.  Such stabilization, if commenced, may be discontinued at any time and the Company confirms that it has been informed of the FSA information guidance on stabilization set out in Annex 2G to Section 2 of the Market Conduct module of the FSA Handbook.  In carrying out stabilization transactions Morgan Stanley Securities Limited shall act as principal and neither Morgan Stanley Securities Limited nor its agents shall act as the agents of the Company, the Sponsor or any other person.  Subject to this agreement and any agreement among the Underwriters, the exercise of the powers of Morgan Stanley Securities Limited pursuant to the preceding paragraph (including, without limitation, the decision whether or not to exercise such powers) shall be at the absolute discretion of Morgan Stanley Securities Limited and its agents and neither Morgan Stanley Securities Limited nor any of its employees or agents shall be responsible or liable to, or owe any duties to, the Company, the Sponsor or any other person in respect thereof (including, without limitation, in relation to the timing of any stabilization transaction or the amount of any stabilization loss which shall be borne, and any stabilization profit shall be beneficially retained, by the Underwriters).

12.              Expenses.  (a) Whether or not the transactions contemplated in this Agreement or the Deposit Agreement are consummated or this Agreement or the Deposit Agreement is terminated, the Company agrees to pay or cause to be paid, together in each case with any value added tax (“VAT”) chargeable thereon that is recoverable from the Company in accordance with Section 13, all costs and expenses (other than any ad valorem stamp duty, stamp tax, stamp duty reserve tax or issue, documentary, certification or other similar tax imposed by any government department or other taxing authority (each, a “transfer tax”) whether of or in the United Kingdom, the United States or elsewhere and other taxes (whether of the United Kingdom, United States or elsewhere)) incidental to the performance by the Company of its obligations and those incidental to the performance by the Sponsor, Joint Global Coordinators or the Underwriters of their respective obligations under this Agreement and the Deposit Agreement (as the case may be), including without limitation: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares and ADSs under the Securities Act and of delivering the Shares as participating securities with CREST and all other fees or expenses in connection with Admission and the preparation and filing of the Registration Statement, the ADR Registration Statement any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Sponsor, Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any document related to Admission or the Offering and any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares and ADSs under state securities laws and all expenses in connection with the qualification of the Shares and ADSs for offer and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares and ADSs by the National Association of Securities Dealers, Inc., (iv) all fees and expenses (including without limitation those of the Sponsor) in connection with the preparation and filing of the registration statement on Form 8-A relating to the Ordinary Shares and all costs and expenses incident to listing the Shares on the London Stock Exchange and quoting the ADSs on the Nasdaq National Market, respectively and of delivering the Shares as participating securities with CREST, (v) the cost of printing certificates representing the Shares and ADR certificates representing ADSs, (vi) the costs and charges, if any, of depositing the Shares against the issuance of ADRs evidencing ADSs, (vii) the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement other than the fees and expenses to be paid by holders of ADRs (other than the Underwriters in connection with their purchases of the Shares and ADSs), (viii) the cost and charges of any transfer agent or registrar, (ix) the document production charges and expenses associated with printing this Agreement, (x) the costs and expenses of the Company and the Underwriters relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares and the ADSs, including, without limitation, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and the Underwriters and any such consultants, and the cost of any aircraft chartered in connection with the road show, (xi) the reasonable fees of counsel to            incurred in connection with the stock lending agreements referred to in Section 8(o) of this agreement (up to a maximum of £5,000 (plus an V.A.T. and disbursements)), and (xii) all other costs and expenses incidental to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

(b)                                 Without prejudice to Section 12(a) the Company undertakes that it will bear and pay all costs and expenses (save to the extent that such costs and expenses have been paid under Section 12(a) or 12(c)) and any transfer taxes and other taxes (save where such transfer tax or other tax is imposed on or calculated by reference to net income) and any related costs, fines, penalties or interest payable thereon, arising as a result of (a) the issue or transfer of the Shares to the Depositary by the Company or the Underwriters and the issuance and delivery to the subscribers procured by or, failing which, to the Underwriters of ADRs evidencing ADSs and (b) the issue or transfer of the Shares by the Company or the Underwriters to subscribers procured by the Underwriters or their affiliates or, failing which, to the several Underwriters, including, in all cases, any transfer or other tax arising in respect of any stabilization transaction (as defined above), including the subsequent transfer of any shares acquired by the Underwriters or their nominees or agents pursuant to a stabilization transaction (in satisfaction of any over-allocation of Shares under the offering), and in all cases, any income, capital gains, withholding, or other tax imposed by the United Kingdom or any political subdivision or taxing authority thereof or therein (but excluding any tax imposed on or calculated by reference to net income of any Underwriter whose net income generally (or in respect of any permanent establishment in the United Kingdom) is subject to tax in the United Kingdom, or of the Depositary if the net income of the Depositary generally (or in respect of any permanent establishment in the United Kingdom) is subject to tax in the United Kingdom and excluding any transfer tax in respect of any stabilization transaction entered into on or after Admission pursuant to which Shares are agreed to be or are transferred to the Underwriters or an affiliate, nominee or agent of the Underwriters which would not have been payable but for the requirements of sections 80A(1) or 88A(1) Finance Act 1986 not being fulfilled) asserted against an Underwriter by reason of the allotment and issuance of Shares and ADSs pursuant to this Agreement, provided that notwithstanding the above, the Company shall not be liable for any stamp duty or stamp duty reserve tax (“SDRT”) arising under Sections 67, 70, 93 and 96 of the United Kingdom Finance Act 1986 unless such stamp duty or SDRT arises in connection with the transfer or issue of the Shares to the Depositary by the Company or the Underwriters and the issuance and delivery to the subscribers procured by or, failing which, to the Underwriters of ADRs evidencing ADSs.

(c)                                  The Company in accordance with this Section 12, undertakes, as soon as practicable after request by any of the

Underwriters, to reimburse to the Sponsor, relevant Joint Global Coordinator or Coordinators or relevant Underwriter or Underwriters the amount of any costs, charges, fees and expenses payable by the Company under this Section 12 which the Sponsor, relevant Joint Global Coordinator or Coordinators or relevant Underwriter or Underwriters may have properly paid or incurred.  The Underwriters (on their own behalf and on behalf of the Sponsor and any relevant Joint Global Coordinator) are hereby authorized to deduct an amount equal to any such costs, charges, fees and expenses which the Company has agreed to pay or which fall to be reimbursed by the Company under this Agreement, from any payments to be made by the Underwriters to the Company.

(d)                                 It is understood, however, that except as set out above and as provided in Section 10(h) and Section 10(i), Section 14 entitled “Indemnity and Contribution”, and the last paragraph of Section 16 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

13.              VAT.  (a) Whenever the Company is obliged to pay any fee, commission or other sum to the Joint Global Coordinators, Underwriters or the Sponsor under this agreement and any VAT is properly charged on it, the Company shall also pay to the Joint Global Coordinators, Underwriters or the Sponsor, as the case may be, an amount equal to that VAT on receipt of a valid VAT invoice.

(b)                                 Whenever the Company is obliged to pay a sum to the Joint Global Coordinators, Underwriters or the Sponsor, as the case may be, under this agreement as reimbursement for any fee, cost, charge or expense (the “Relevant Cost”) and no VAT is payable by the Company under subclause (a) above, the Company shall also pay to the Joint Global Coordinators, Underwriters or the Sponsor, as the case may be, an amount which:

(i)                           if for VAT purposes the Relevant Cost is consideration for a supply of goods or services made to the Joint Global Coordinators, Underwriters or the Sponsor, as appropriate, is equal to any input VAT incurred by the Joint Global Coordinators, Underwriters, Joint Global Coordinator or the Sponsor, as appropriate, on that supply which the Underwriters are unable to recover from HM Customs & Excise (whether by repayment or credit); and

(ii)                        if for VAT purposes the Relevant Cost is a disbursement incurred by the Joint Global Coordinators, Underwriters or the Sponsor, as the case may be, as agent on behalf of the Company, is equal to any VAT paid on the Relevant Cost by the Joint Global Coordinators, Underwriters or the Sponsor, as the case may be, and the Joint Global Coordinators, Underwriters or the Sponsor, as the case may be, shall use reasonable endeavors to procure that actual supplier of the goods or services which the Joint Global Coordinators, Underwriters or the Sponsor, as the case may be, received as agent issues a valid VAT invoice to the Company.

14.              Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any breach or alleged breach by the Company of the representations, warranties or undertakings given by the Company and the Directors under Sections 1 and 2 or any other provision of this Agreement or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADR Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any press announcement issued by the Company in connection with the Offering, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the

Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 14(a) or 14(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, that all such fees and expenses shall be reimbursed as they are incurred and such firm shall be designated in writing by the Joint Global Coordinators, in the case of parties indemnified pursuant to Section 14(a), and by the Company, in the case of parties indemnified pursuant to Section 14(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)                                 To the extent the indemnification provided for in Section 14(a) or 14(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 14(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 14(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares and ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares and ADSs (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares and ADSs as expressed in U.S. dollars. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 14 are several in proportion to the respective number of Shares and ADSs they have purchased hereunder, and not joint.

(e)                                  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 14 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 14(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 14, no

Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares and ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 14 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                    The indemnity and contribution provisions contained in this Section 14 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

15.              Termination.  (a) The Underwriters may terminate this Agreement by notice given by the Joint Global Coordinators to the Company, if after the execution and delivery of this Agreement and prior to Admission becoming effective on the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the London Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or the United Kingdom shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United Kingdom or United States Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Joint Global Coordinators, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares and the ADSs on the terms and in the manner contemplated in the Prospectus.

(b)                                 The Sponsor may in its absolute discretion terminate this Agreement by notice given by the Sponsor to the Company, if after the execution and delivery of this Agreement and prior to Admission becoming effective on the Closing Date: (i) it comes to the notice of the Sponsor that any statement contained in the International Prospectus is or has become untrue, incorrect or misleading, or any matter has arisen, which would, if Admission occurred at that time, constitute an omission from the International Prospectus and which, in either case, the Sponsor considers to be material in the context of Admission and such statement or matter (as applicable) is not, in the reasonable opinion of the Sponsor, capable of rectification by the publication of a supplementary prospectus or otherwise, within a reasonable period of time; or (ii) (A) any of the representations, warranties and undertakings contained, or referred to, in this Agreement is not, or has ceased to be, true and accurate in any respect by reference to the facts and circumstances subsisting at that time or (B) a matter has arisen which might reasonably be expected to give rise to a claim under Section 10(h) and which, in any such case, the Sponsor considers in its reasonable opinion to be material in the context of Admission and, in the reasonable opinion of the Sponsor, incapable of rectification by the publication of a supplementary prospectus or otherwise within a reasonable period of time; or (iii) the Company has not complied or cannot, in the Sponsor’s reasonable opinion, comply within a reasonable period of time with its obligations under this Agreement or otherwise relating to Admission which in any such case the Sponsor in its reasonable opinion considers to be material in the context of Admission;

(c)                                  The Sponsor shall be entitled, at any time following termination of this Agreement, on behalf of the Company, to withdraw any application to the UKLA and/or to the London Stock Exchange for Admission and following the announcement of the Offering, require the Company to make (or, failing which, the Sponsor will itself be entitled to make) an announcement of such withdrawal.

(d)                                 The termination of this Agreement pursuant to Section 15(a) or Section 15(b) shall be without prejudice to any claim in respect of a breach of this Agreement prior to the termination.

16.              Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, prior to Admission becoming effective, or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail to procure subscribers for or, failing which, refuse to subscribe for Shares that it has or they have agreed to procure subscribes for or subscribe for hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to procure subscribers for or subscribe for is not more than one-tenth of the aggregate number of the Shares to be subscribed on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to procure subscribers for or, failing which, to subscribe for the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to procure subscribers for or subscribe for on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to procure subscribers for or, failing which, subscribe for pursuant to this Agreement be increased pursuant to this Section 16 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If on the Closing Date, prior to Admission becoming effective, any Underwriter or Underwriters shall fail to procure subscribers for or, failing which, or refuse to subscribe for Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be subscribed for, and arrangements satisfactory to you and the Company for the subscription for  such Firm Shares are not made within 36 hours after such default, provided Admission shall not have become effective this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right by written notice given prior to Admission becoming effective to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail to procure subscribers for or, failing which, refuse to subscribe for Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be subscribed on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to procure subscribers for or, failing which, to subscribe for the Additional Shares to be sold on such Option Closing Date or (ii) procure subscribers for or, failing which, subscribe for not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to procure subscribers for or, failing which, to subscribe for in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability to the Company or to any non-defaulting Underwriter in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or the Deposit Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement or the Deposit Agreement the Company will reimburse the Sponsor and the Underwriters (or such Underwriters as have so terminated this Agreement with respect to themselves), severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Sponsor and by such Underwriters in connection with this Agreement or the Deposit Agreement or the offering contemplated hereunder.

17.              Announcements.  (a) Save as provided in 17(b), neither the Company nor any Director shall make or dispatch any public announcement or communication concerning the Company and its subsidiaries or in connection with the Offering between the date hereof and the date falling 30 days after Admission (both days inclusive) without the prior consent of the Sponsor (such consent not to be unreasonably withheld or delayed).

(b)                                 The provisions of Section 17(a) shall not apply to any such public announcement or communications if and to the extent that it is required by law or by the UKLA or by the London Stock Exchange; provided that prior to the making or dispatch thereof the Company shall consult with the Sponsor as to the content and manner of making or dispatch thereof and the Company shall take into account all reasonable requirements on the Sponsor’s part in relation thereto.

(c)                                  The Company shall use all reasonable endeavors to procure that employees of the Company observe the restrictions set out in Section 17(a) as if they were parties thereto.

18.              Submission to Jurisdiction; Appointment of Agent for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, the ADR Registration Statement or the offering of the Shares or the American Depositary Shares. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)                                 The Company hereby irrevocably appoints CT Corporation Sytem, with offices at 111 Eighth Avenue, New York, NY10011 as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

19.              Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

20.              Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

21.              Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York except that Section 10 shall be governed by and construed in accordance with the laws of England and Wales.

22.              Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours

Cyclacel Group plc

By:	By:

Spiro Rombotis	Paul McBarron
Chief Executive Office	Executive Director

For himself as Director and for and on behalf of the other Directors named in Parts (i) and (ii) of Schedule II hereto

Accepted as of the date hereof

Morgan Stanley Securities Limited
SG Cowen & Co., LLC
As Joint Global Coordinators

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By: Morgan Stanley Securities Limited

By:
Name:
Title:

By: SG Cowen & Co., LLC

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. International Limited
As Sponsor

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Underwritten

Morgan Stanley Securities Limited
SG Cowen & Co., LLC
Needham Company, Inc.
Leerink Swann & Company

Total:	16,000,000

SCHEDULE II

(i)                                     Executive Directors

Spiro Rombotis

Dr. Robert Jackson

Paul McBarron

SCHEDULE III

(i)                                     Non-Executive Directors

Sir John Banham

Professor Sir David Lane

Professor Gordon McVie

David U’Prichard

(ii)                                  Senior Management

Dr. Graham Bell

Gill Christie

Dr. Peter Fischer

Dr. Athos Gianella-Borradori

Professor David Glover

Dr. Robert Westwood

Dr. Howard Marriage

SCHEDULE IV

(i)                                     Shareholders

Chancellor VLP – INVESCO Private Capital Inc

Chancellor V-A LP – INVESCO Private Capital Inc.

Citiventure 2000 LP – INVESCO Private Capital Inc.

International Life Science Partners LP (formerly DKC Life Scence ptn LP)

Merlin General Partner II Limited (Merlin Biosciences Fund Gbr)

Merlin General Partner II Limited (Merlin Biosciences Fund LP)

BankInvest Biomedical Venture III

Lloyds Development Capital Limited

LDC Co-Investment Plan 2001 “A”

LDC Co-Investment Plan 2001 “B”

V-Sciences Investments PTE (formerly Vertex & Priceworth)

Merlin General Partners Limited (Merlin Fund LP)

Scottish Equity Partnership

SEP II

SEP IIB

GeneChem Therapeutics Venture Fund LP

Highland & Universal Securities (formerly Soutar)

Highland & Universal Investments (formerly Gloag)

Quester Capital Management Limited (VCT3)

Quester Capital Management Limited (VCT4

Quester Capital Management Limited (VCT5)

SOGE Innovation 5

SOGE Innovation 6

SOGE Innovation 7

Biomedical Sciences Investment Fund PTE Ltd – EDB Investments

NIF Ventures Co. Ltd

Investment Enterprise Partnership “NIF 21-ONE(21)”

Venture Capital Invest Ltd P’ship NIF Japan-USA-Europe Bridge Fund

Cancer Research Technology Limited (formerley CRCT Ltd)

Merifin Capital NV

Merlin Equity Limited

Noble Grossart Investments Limited

DC Thomson & Co. Ltd

Northern Venture Trust Plc

Carnegie Fund II Biotechbridge sub-fund

Quest For Growth

The Equitable Life Assurance Society

Bank of New York (Nominees) [Finsbury Life Sciences]

Northern Investors Company Plc

Rombotis Family Trust

UOB Venture Technology Investments Ltd

University of Dundee

University of Glasgow

Gianella-Borrador, R. Athos

University of Edinburgh

Dresdner Kleinwort Wasserstein Limited

Balmain, Alan

Marriage, Dr. Howard

Fahraeus, Robin

Krausz, Eberhard

Zhelev, Nikloai

Evans, Prof. Sir Christopher

Lane, Prof. Sir David

(ii)                                  Warrant/Optionholders

International Life Science Partners LP

Merifin Capital NV

Northern Venture Trust Plc

Northern Investors Company Plc

Merlin General Partner II Limited

Merlin General Partner Limited

Cancer Research Technology Limited

University of Dundee

International Life Science Partners LP

Dresdner Kleinwort Wasserstein Limited

Michael Le Barbera (assigned from DrKW Ltd)

EXHIBIT A-1

[FORM OF EXECUTIVE DIRECTOR LOCK-UP LETTER]

                    , 2004

Morgan Stanley Securities Limited

SG Cowen & Co., LLC

c/o Morgan Stanley Securities Limited
25 Cabot Square
Canary Wharf
London
E14 4QA

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley Securities Limited (“Morgan Stanley”) and SG Cowen & Co., LLC (“SG Cowen”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cyclacel Group plc, a public limited company incorporated under the laws of England and Wales (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and SG Cowen (the “Underwriters”), of 16,000,000 of the Company’s ordinary shares, nominal value £0.01 (the “Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that without the prior written consent of Morgan Stanley and SG Cowen on behalf of the Underwriters, it will not and will take reasonable steps to ensure that none of its Connected Persons or persons acting on its or their behalf will, during the period commencing on the date hereof and ending 450 days after the date of admission of the Shares to the Official List of the UK Listing Authority and to trading on the London Stock Exchange’s market for listed securities (“Admission”),

(1)                                  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares or

(2)                                  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares,

whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

The foregoing agreement shall not apply to:

(a)                                  the sale or lending of any Shares to the Underwriters pursuant to the Underwriting Agreement or any securities lending agreement, as the case may be, or

(b)                                 acceptance of a general offer made to all the holders of the issued and allotted shares of the Company for the time being (other than shares held or contracted to be acquired by the offeror or its associates within the meaning of section 430E of the UK Companies Act 1985) made in accordance with the UK City Code on Takeovers and Mergers on terms which treat all such holders alike and which has:

(i)                     become or been declared unconditional in all respects; or

(ii)                  been recommended for acceptance by the directors for the time being of the Company,

or from executing and delivering an irrevocable commitment or undertaking to accept a general offer (without any further agreement to transfer or dispose of any ordinary shares or any interest therein) such as is mentioned above, or

(c)                                  the transfer of any Shares by gift, charitable contribution, will or intestacy, or

(d)                                 the transfer of any Shares to a Connected Person,

provided, however, that in the case of (c) and (d) above, (A) it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement, and (B) no such transfer ay include a disposition for value.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and SG Cowen on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 450 days after Admission, make any demand for or exercise any right with respect to, the

A-1-2

registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of ordinary shares except in compliance with the foregoing restrictions.

If:

(1)                                  during the last 17 days of the 450-day restricted period the Company issues a earnings release or material news or a material event relating to the Company occurs; or

(2)                                  prior to the expiration of the 450-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 450-day period;

the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

For the purpose of this Lock-Up Agreement, Connected Person means (in relation to an individual):

(a)                                  any person or persons acting in his or her capacity as trustee or trustees of a trust of which such individual is the settlor, provided that there are no persons beneficially interested under the trust other than that individual or his spouse or any child under the age of 18; or

(b)                                 any person who is the spouse, a sibling, a parent or a child of that individual.

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Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

A-1-4

EXHIBIT A-2

[FORM OF NON-EXECUTIVE DIRECTOR/SENIOR MANAGEMENT LOCK-UP LETTER]

                  , 2004

Morgan Stanley Securities Limited

SG Cowen & Co., LLC

c/o Morgan Stanley Securities Limited
25 Cabot Square
Canary Wharf
London
E14 4QA

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley Securities Limited (“Morgan Stanley”) and SG Cowen & Co., LLC (“SG Cowen”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cyclacel Group plc, a public limited company incorporated under the laws of England and Wales (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and SG Cowen (the “Underwriters”), of 16,000,000 of the Company’s ordinary shares, nominal value £0.01 (the “Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that without the prior written consent of Morgan Stanley and SG Cowen on behalf of the Underwriters, it will not and will take reasonable steps to ensure that none of its Connected Persons or persons acting on its or their behalf will, during the period commencing on the date hereof and ending 360 days after the date of admission of the Shares to the Official List of the UK Listing Authority and to trading on the London Stock Exchange’s market for listed securities (“Admission”),

(1)                                  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares (including in each case in respect of any Shares acquired on the exercise of any options during that period) or

(2)                                  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares,

whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

The foregoing agreement shall not apply to:

(a)                                  the sale or lending of any Shares to the Underwriters pursuant to the Underwriting Agreement or any securities lending agreement, as the case may be, or

(b)                                 acceptance of a general offer made to all the holders of the issued and allotted shares of the Company for the time being (other than shares held or contracted to be acquired by the offeror or its associates within the meaning of section 430E of the UK Companies Act 1985) made in accordance with the UK City Code on Takeovers and Mergers on terms which treat all such holders alike and which has:

(i)                     become or been declared unconditional in all respects; or

(ii)                  been recommended for acceptance by the directors for the time being of the Company,

or from executing and delivering an irrevocable commitment or undertaking to accept a general offer (without any further agreement to transfer or dispose of any ordinary shares or any interest therein) such as is mentioned above, or

(c)                                  the transfer of any Shares by gift, charitable contribution, will or intestacy, or

(d)                                 the transfer of any Shares to a Connected Person of the undersigned,

provided, however, that in the case of (c) and (d) above, (A) it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement, and (B) no such transfer may include a disposition for value.

A-2-2

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and SG Cowen on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 360 days after Admission, make any demand for or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of ordinary shares except in compliance with the foregoing restrictions.

If:

(1)                                  during the last 17 days of the 360-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)                                  prior to the expiration of the 360-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 360-day period;

the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

For the purpose of this Lock-Up Agreement, Connected Person means (in relation to an individual):

(a)                                  any person or persons acting in his or her capacity as trustee or trustees of a trust of which such individual is the settlor, provided that there are no persons beneficially interested under the trust other than that individual or his spouse or any child under the age of 18; or

(b)                                 any person who is the spouse, a sibling, a parent or a child of that individual.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

A-2-3

Very truly yours,

(Name)

(Address)

A-2-4

EXHIBIT A-3

[FORM OF SHAREHOLDER LOCK-UP LETTER]

                , 2004

Morgan Stanley Securities Limited

SG Cowen & Co., LLC

c/o Morgan Stanley Securities Limited
25 Cabot Square
Canary Wharf
London
E14 4QA

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley Securities Limited (“Morgan Stanley”) and SG Cowen & Co., LLC (“SG Cowen”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cyclacel Group plc, a public limited company incorporated under the laws of England and Wales (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and SG Cowen (the “Underwriters”), of 16,000,000 of the Company’s ordinary shares, nominal value £0.01 (the “Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that without the prior written consent of Morgan Stanley and SG Cowen on behalf of the Underwriters, it will not and will take reasonable steps to ensure that none of its Affiliates or persons acting on its or their behalf will,

(A)                              during the period commencing on the date hereof and ending 180 days after the date of admission of the Shares to the Official List of the UK Listing Authority and to trading on the London Stock Exchange’s market for listed securities (“Admission”),

(1)                                  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares or

(2)                                  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares,

whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise; and

(B)                                thereafter, during the period between 181 days and 360 days following Admission not to enter into any of the arrangements set out in (A)(1) or (A)(2) above in respect of more than 50 per cent. of the total number of Shares held by the undersigned as at Admission.

The foregoing agreement shall not apply to:

(a)                                  the sale or lending of any Shares to the Underwriters pursuant to the Underwriting Agreement or any securities lending agreement, as the case may be, or

(b)                                 transactions relating to Shares or other securities acquired in open market transactions after the completion of the Public Offering or

(c)                                  acceptance of a general offer made to all the holders of the issued and allotted shares of the Company for the time being (other than shares held or contracted to be acquired by the offeror or its associates within the meaning of section 430E of the UK Companies Act 1985) made in accordance with the UK City Code on Takeovers and Mergers on terms which treat all such holders alike and which has:

(i)                                     become or been declared unconditional in all respects; or

(ii)                                  been recommended for acceptance by the directors for the time being of the Company,

or from executing and delivering an irrevocable commitment or undertaking to accept a general offer (without any further agreement to transfer or dispose of any ordinary shares or any interest therein) such as is mentioned above, or

(d)                                 the transfer or disposal of Shares by one Affiliate to another, provided that, before registration of any such transfer, the transferee Affiliate executes an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement and provided further that, in the

A-3-2

event that the transferee Affiliate ceases to hold such a position, it shall immediately prior to such event transfer the Shares back to another entity which is (and was at the date of this Lock-Up Agreement) an Affiliate of the transferring Affiliate;

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and SG Cowen on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after Admission, make any demand for or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of ordinary shares except in compliance with the foregoing restrictions.

If:

(1)                                  during the last 17 days of the 180-day or 360-day restricted period the Company issues a earnings release or material news or a material event relating to the Company occurs; or

(2)                                  prior to the expiration of the 180-day or 360-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day or 360-day period;

the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

For the purposes of this Lock-Up Agreement, Affiliate means (i) in relation to a company, any subsidiary undertaking or parent undertaking of that company and any other subsidiary undertaking of that parent undertaking as at the date of this Lock-Up Agreement; and (ii) in relation to a partnership, unit trust, investment trust, unincorporated association or other fund (or any trustee or nominee of such entity), any other partnership, unit trust, investment trust, unincorporated association or other fund (or any trustee or nominee of such entity) which is managed or advised by the same manager or adviser (or by an

A-3-3

Affiliate of such manager or adviser, as defined in (i) above) as at the date of this Lock-Up Agreement.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

A-3-4

EXHIBIT B-1

(i)                                     the Company has been incorporated, is validly existing as a public company under the laws of the jurisdiction of its incorporation, has the corporate power and capacity to own its property and to conduct its business as described in the Prospectus;

(ii)                                  Cyclacel Limited has been incorporated, is validly existing as a private company under the laws of the jurisdiction of its incorporation, has the corporate power and capacity to own its property and to conduct its business as described in the Prospectus;

(iii)                               our telephone search of the Central Registry of Winding-Up Petitions made on July    , 2004 revealed that no order or resolution for the winding-up of the Company or any of its subsidiaries and no order for the administration of the Company or any of its subsidiaries has been made or for the appointment of a liquidator, receiver, administrative receiver or administrator;

(iv)                              our telephone search of the Central Registry of Winding-Up Petitions made on July    , 2004 revealed that no petition for the winding up of the Company or its subsidiaries has been presented within the last six months;

(v)                                 the authorized share capital of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

(vi)                              the Ordinary Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and not subject to any call for payment of further capital or any preemptive or similar rights;

(vii)                           the acquisition by the Company of the issued ordinary shares and/or preferred D shares in Cyclacel Limited from the Shareholders has been duly authorized by the Company and Cyclacel Limited in accordance with the generally applicable laws of England and the memorandum and articles of association of the Company and Cyclacel Limited, respectively, and, subject to the stock transfer forms for such ordinary shares and preferred D shares being stamped for stamp duty purposes or being adjudicated as not being chargeable with any stamp duty, Cyclacel Limited has duly authorized the name of the Company to be entered into Cylcacel Limited’s register of members as the holder of all such ordinary shares and preferred D shares in accordance with the generally applicable laws of England and Cycalcel Limited’s memorandum and articles of association;

(viii)                        the Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and not subject to any call for payment of further capital, and the issuance of such Shares will not be subject to any preemptive or similar rights;

(ix)                                the Underwriting Agreement has been duly authorized and executed by the Company and, when delivered, is a valid and binding agreement of the Company;

(x)                                   the Deposit Agreement has been duly authorized and executed by the Company and, assuming the due authorization, execution and delivery thereof by the Depositary, is a valid and binding agreement of the Company;

(xi)                                ADRs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such ADRs are registered are and will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement;

(xii)                             the Deposit Agreement, the American Depositary Shares and the ADRs conform as to legal matters to the description thereof contained in the Prospectus;

(xiii)                          the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the Deposit Agreement will not contravene any provision of applicable United Kingdom or United States Federal or State law or the memorandum and articles of association of the Company or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel’s knowledge, any judgment, order or decree of any United Kingdom or United Stated Federal or State governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any United Kingdom or United States Federal or State governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement except such as have been obtained under the Securities Act or the FSMA, such as may be required by the securities or Blue Sky laws of the various states of the United States or such as may be required by the National Association of Securities Dealers, Inc. in connection with the offer and sale of the Shares;

(xiv)                         the statements relating to legal matters, documents or proceedings included in (i) the Prospectus under the captions “Business – Government Regulation and Approval – Regulation and Approval in the European Union”, “Pre-Offering Reorganization into Public Limited Company”, “Description of

B-1-2

Share Capital”, “Description of American Depositary Shares”, “Taxation – United Kingdom Tax Considerations” and “Taxation – U.S. Federal Income Taxation” and (ii) the Registration Statement in Item 6 and Item 7, in each case fairly summarize in all material respects such matters, documents or proceedings;

(xv)                            after due and careful inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened in the United Kingdom or the United States to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any United Kingdom or the United States statutes, or regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(xvi)                         the Company’s agreement to the choice of law provisions set forth in Section 21 of the Underwriting Agreement will be recognized by the courts of the United Kingdom; service of process upon the agent of the Company appointed under Section 18 of the Underwriting Agreement will be effective insofar as the law of the United Kingdom is concerned, to confer valid personal jurisdiction over the Company; and any judgment obtained in a New York State or United States Federal court sitting in The City of New York arising out of or relating to the obligations of the Company under this Agreement will be enforceable against the Company in the courts of the United Kingdom;

(xvii)                      under the laws of the State of New York relating to submission to personal jurisdiction, the Company has pursuant to Section 18 of the Underwriting Agreement validly and irrevocably submitted to the personal jurisdiction of any New York State or United States federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, has validly waived objections to the laying of venue and any claim of inconvenient forum, and has validly appointed an authorized agent for service of process as set forth in Section 18 of the Underwriting Agreement; and service of process effected on the authorized agent of the Company in accordance with Section 18 of the Underwriting Agreement will be effective under the laws of the State of New York to confer valid personal jurisdiction over the Company;

(xviii)                   the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(xix)                           nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement and U.S. Prospectus (except for financial statements and schedules and other financial data included therein or

B-1-3

omitted therefrom as to which counsel need not express any opinion) do not comply as to form in all material respects to the requirements of the Securities Act and the applicable sales and regulations of the Commission thereunder, (B) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective or at the date of the Underwriting Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) the U.S. Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xx)                              a copy of the International Prospectus having been approved by the UK Listing Authority pursuant to the listing rules made under Section 74 of the FSMA (the “Listing Rules”) and a copy of the International Prospectus as so approved having been delivered for registration to the Registrar of Companies in England and Wales on or before the date of publication thereof as required by such Listing Rules, all consents, approvals and authorizations necessary for the Shares to be admitted for listing (subject only to the issue of the Shares) to the Official List of the UK Listing Authority and to trading on the London Stock Exchange’s market for listed securities have been obtained and are in full force and effect (provided that such admission will only become effective at the time a notice is disseminated as required by Rule 7.1 of the Listing Rules and the UK Listing Authority retains discretion whether or not to disseminate such notice), and no further registration or filing is required in the United Kingdom, the issue of the Prospectus has been approved at meetings of [duly authorized committees of] the Board of Directors of the Company.

B-1-4

EXHIBIT B-2

(i)                                     the statements relating to legal matters, documents or proceedings included in the Registration Statement or the Prospectus under the captions “Risk Factors – Intellectual property rights of third parties could adversely affect our ability to commercialize our drug candidates”, “Business – Patents, Proprietary Technology and Collaborations”, “Business – Patents and Patent Strategy”, “Business – Licenses”, “Business – Other License Agreements”, “Business – Option Agreements”, “Business – Collaboration and Other Agreements”, “Business – Other Intellectual Property Rights”, “Business – Miscellaneous” in each case fairly summarize in all material respects such matters, documents or proceedings;

(ii)                                  (A)                              All patent and patent applications listed in the Patent Schedule are, or in due course will be, recorded in the name of the Company in the respective patent office indicated in the schedule and are owned free and clear of all liens, encumbrances, defects or other restrictions, except for those patents and patent applications identified in the Patent Schedule as licensed to the Company;

(B)                                All exclusive license agreements for patents and patent applications listed in the Patent Schedule are, or in due course will be, recorded in the name of the Company in the respective patent office indicated in the Patent Schedule in the customary form and manner;

(C)                                All patents and patent applications listed in the Patent Schedule, except for those patents and patent applications non-exclusively licensed to the Company, have been duly maintained, are in full force and effect in the countries indicated in the Patent Schedule;

(iii)                               to the knowledge of such counsel, (1) the Company and its Subsidiaries own, possess or have the right to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or materials), trademarks, service marks and trade names (“Intellectual Property Rights”) currently employed by them in connection with the business now operated by them, (2) there are no legal or governmental proceedings, other than patent applications pending, relating to Intellectual Property Rights of the Company or its Subsidiaries and no such proceedings are threatened or contemplated by governmental authorities or others, (3) neither the Company nor any of its Subsidiaries has infringed or has received any notices of infringement or conflict with any rights of others with respect to any Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, (4) there are no on-going infringements by others of any Intellectual Property Rights currently employed by the Issuer or its Subsidiaries in connection with the business now operated by them and (5) there are no contracts or other documents, relating to governmental regulation affecting the Company or the Company’s Intellectual Property Rights, of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required.

(iv)                              such counsel have no reason to believe that the Registration Statement or the Prospectus (A) contains any untrue statement of a material fact with respect to Intellectual Property Rights owned or used by the Company, or the manner of its use thereof, or any allegation on the part of any person that the Company is infringing any Intellectual Property Rights of any such person or (B) omits to state any material fact relating to Intellectual Property Rights owned or used by the Company, or the manner of its use thereof, or any allegation or which such counsel have knowledge, that is required to be stated in the Registration Statement or the Prospectus or is necessary to make the statements therein not misleading.

B-2-2

EXHIBIT B-3

(i)                                     the statements relating to legal matters, documents or proceedings included in the Registration Statement or the Prospectus under the captions “Risk Factors – Intellectual property rights of third parties could adversely affect our ability to commercialize our drug candidates”, “Business – Patents, Proprietary Technology and Collaborations”, “Business – Patents and Patent Strategy”, “Business – Licenses”, “Business – Other License Agreements”, “Business – Option Agreements”, “Business – Collaboration and Other Agreements”, “Business – Other Intellectual Property Rights”, “Business – Miscellaneous” in each case fairly summarize in all material respects such matters, documents or proceedings;

(ii)                                  (A)                              All patent and patent applications listed in the Patent Schedule are, or in due course will be, recorded in the name of the Company in the respective patent office indicated in the schedule and are owned free and clear of all liens, encumbrances, defects or other restrictions, except for those patents and patent applications identified in the Patent Schedule as licensed to the Company;

(B)                                All exclusive license agreements for patents and patent applications listed in the Patent Schedule are, or in due course will be, recorded in the name of the Company in the respective patent office indicated in the Patent Schedule in the customary form and manner;

(C)                                All patents and patent applications listed in the Patent Schedule, except for those patents and patent applications non-exclusively licensed to the Company, have been duly maintained, are in full force and effect in the countries indicated in the Patent Schedule;

(iii)                               to the knowledge of such counsel, (1) the Company and its Subsidiaries own, possess or have the right to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or materials), trademarks, service marks and trade names (“Intellectual Property Rights”) currently employed by them in connection with the business now operated by them, (2) there are no legal or governmental proceedings, other than patent applications pending, relating to Intellectual Property Rights of the Company or its Subsidiaries and no such proceedings are threatened or contemplated by governmental authorities or others, (3) neither the Company nor any of its Subsidiaries has infringed or has received any notices of infringement or conflict with any rights of others with respect to any Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, (4) there are no on-going infringements by others of any Intellectual Property Rights currently employed by the Issuer or its Subsidiaries in connection with the business now operated by them and (5) there are no contracts or other documents, relating to governmental regulation affecting the Company or the Company’s Intellectual Property Rights, of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required.

(iv)                              such counsel have no reason to believe that the Registration Statement or the Prospectus (A) contains any untrue statement of a material fact with respect to Intellectual Property Rights owned or used by the Company, or the manner of its use thereof, or any allegation on the part of any person that the Company is infringing any Intellectual Property Rights of any such person or (B) omits to state any material fact relating to Intellectual Property Rights owned or used by the Company, or the manner of its use thereof, or any allegation or which such counsel have knowledge, that is required to be stated in the Registration Statement or the Prospectus or is necessary to make the statements therein not misleading.

B-3-2

EXHIBIT B-4

(i)                                     the statements relating to legal matters, documents or proceedings included in the Registration Statement or the Prospectus under the captions “Risk Factors – Intellectual property rights of third parties could adversely affect our ability to commercialize our drug candidates”, “Business – Patents, Proprietary Technology and Collaborations”, “Business – Patents and Patent Strategy”, “Business – Licenses”, “Business – Other License Agreements”, “Business – Option Agreements”, “Business – Collaboration and Other Agreements”, “Business – Other Intellectual Property Rights”, “Business – Miscellaneous” in each case fairly summarize in all material respects such matters, documents or proceedings;

(ii)                                  (A)                              All patent and patent applications listed in the Patent Schedule are, or in due course will be, recorded in the name of the Company in the respective patent office indicated in the schedule and are owned free and clear of all liens, encumbrances, defects or other restrictions, except for those patents and patent applications identified in the Patent Schedule as licensed to the Company;

(B)                                All patents and patent applications listed in the Patent Schedule, except for those patents and patent applications non-exclusively licensed to the Company, have been duly maintained, are in full force and effect in the countries indicated in the Patent Schedule;

(iii)                               to the knowledge of such counsel, (1) the Company and its Subsidiaries own, possess or have the right to use the patents listed in the Patent Schedule (“Intellectual Property Rights”) currently employed by them in connection with the business now operated by them, (2) there are no legal or governmental proceedings, other than patent applications pending, relating to Intellectual Property Rights of the Company or its Subsidiaries and no such proceedings are threatened or contemplated by governmental authorities or others, (3) neither the Company nor any of its Subsidiaries has infringed or has received any notices of infringement or conflict with any rights of others with respect to any Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, (4) there are no on-going infringements by others of any Intellectual Property Rights currently employed by the Issuer or its Subsidiaries in connection with the business now operated by them and (5) there are no contracts or other documents, relating to governmental regulation affecting the Company or the Company’s Intellectual Property Rights, of a character required to be filed as an exhibit to the

Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required.

(iv)                              such counsel have no reason to believe that the Registration Statement or the Prospectus (A) contains any untrue statement of a material fact with respect to Intellectual Property Rights owned or used by the Company, or the manner of its use thereof, or any allegation on the part of any person that the Company is infringing any Intellectual Property Rights of any such person or (B) omits to state any material fact relating to Intellectual Property Rights owned or used by the Company, or the manner of its use thereof, or any allegation or which such counsel have knowledge, that is required to be stated in the Registration Statement or the Prospectus or is necessary to make the statements therein not misleading.

B-4-2

EXHIBIT B-5

(i)                                     the statements relating to legal matters, documents or proceedings included in the Prospectus under the caption “Business – Government Regulation and Approval – Regulation and Approval in the United States” fairly summarize in all material respects such matters, documents or proceedings.

EXHIBIT B-6

(i)                                     the statements relating to U.S. legal matters, documents or proceedings included in the Prospectus under the caption “Underwriters” fairly summarize in all material respects such matters, documents or proceedings;

(ii)                                  nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement or the U.S. Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) the U.S. Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Davis Polk & Wardwell may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

EXHIBIT B-7

(i)                                     the Deposit Agreement has been duly authorized, executed and delivered by the Depositary, and is a valid and binding agreement of the Depositary; and

(ii)                                  ADRs, when issued upon the issuance by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.

EXHIBIT C

[FORM OF STOCK LENDING AGREEMENT]

[TO COME]